EXHIBIT 23

                     Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form
10K) of Hanover Bancorp, Inc. of our report dated January 22, 1998 included in the 1997 Annual Report to Shareholders of Hanover Bancorp, Inc.



We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-7084) and Form S-8 (Nos. 33-73472; 33-73470; and 33-73796) of Hanover Bancorp, Inc. of our report dated January 22, 1998, with respect to the consolidated financial statements of Hanover Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                   /s/ Ernst & Young LLP


Harrisburg, Pennsylvania
March 25, 1998

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